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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 7, 2003 relating to the financial statements and financial statement schedule, which appears in Overland Storage, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
December 17, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANT